UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware 333-102629 45-0486747
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The matters reported by Dyadic International, Inc. (the “Registrant”) in this Current Report on Form 8-K were previously announced by the Registrant in its press release dated May 21, 2007, a copy of which is filed herewith as Exhibit 99.1 (the “Press Release”). The Press Release announces the progress of the Registrant’s independent investigation into the potentially material operational and financial improprieties at its Hong Kong and mainland China operations announced in the Registrant’s press release dated April 24, 2007 (and subsequently reported by the Registrant in its Current Report on Form 8-K dated April 23, 2005, as filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2007), the Registrant’s abandonment of its Hong Kong and mainland China operations and the Registrant’s receipt of a deficiency notice from the American Stock Exchange. The announcements contained in the Press Release are reported in Items 2.05, 3.01 and 8.01 of this Current Report on Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 21, 2007, the Registrant’s board of directors authorized the Registrant to abandon its Asian operations because of the Registrant’s discovery of potentially material operational and financial improprieties at its Hong Kong and mainland China operations. The Registrant expects to complete the abandonment by September 1, 2007. To that end, the Registrant is currently working with its independent registered public accounting firm, Ernst & Young LLP, to determine the proper accounting treatment to record the effect of abandoning these operations. As of December 31, 2006, the assets of its Asian subsidiaries were approximately $4.7 million, consisting of approximately $1.8 million of goodwill and approximately $2.9 million of receivables and other assets, and liabilities were approximately $1.0 million. The Asian subsidiaries reported a net loss for 2006 of approximately $43,000.

At this time, the Registrant has determined that it is not able in good faith to make a determination of the estimates or range of estimates in connection with this abandonment required by paragraphs (b), (c) and (d) of this Item 2.05. The Registrant shall file an amended Current Report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such estimates or range of estimates.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2007, the Registrant received a notice from the American Stock Exchange (the “Exchange”) indicating that the Registrant is currently in violation of the Exchange’s continuing listing standards specified in Sections 134 and 1101 of the Exchange’s Company Guide because the Registrant has yet to file with the SEC its quarterly report on Form 10-QSB for the quarter ended March 31, 2007. The Exchange’s notice further indicates that the Registrant must submit a plan to the Exchange by June 18, 2007, advising the Exchange of action it has taken, or will take, that will enable the Registrant to regain compliance with these continuing listing standards by no later than November 16, 2007.

The Registrant intends to submit such a plan to the Exchange in a timely manner and take such actions necessary to regain compliance with these continuing listing standards in a timely manner. The Exchange will evaluate such plan and determine whether or not the Registrant has made a reasonable demonstration in the plan of an ability to regain compliance with these continued listing standards in a timely fashion. If the plan is accepted by the Exchange, the Registrant will remain listed during the plan period, during which time the Registrant will be subject to the Exchange’s periodic review to determine whether it is making progress consistent with the plan. If the Registrant does not submit a plan or submits a plan that is not accepted by the Exchange, the Registrant will become subject to delisting proceedings. The Registrant will also be subject to delisting proceedings even if it submits a plan accepted by the Exchange if the Registrant does not regain compliance with the continued listing standards in a timely fashion or does not make progress consistent with the plan during the plan period.

The halt on trading in the Registrant’s shares that went into effect, at the request of the Registrant, on April 23, 2007, has been and, at the direction of the Exchange, will continue to be in effect until such time as the Registrant has filed with the SEC its quarterly report on Form 10-QSB for the quarter ended March 31, 2007.

Item 8.01. Other Events.

Following the recent death of the managing director of the Registrant's Asian subsidiaries through which the Hong Kong and mainland China operations are conducted, the Registrant received anonymous "whistleblower" communications alleging a number of improprieties perpetrated against these Asian subsidiaries by the subsidiaries' management. The Registrant’s investigation, which is being conducted under the direction of independent legal counsel engaged by the Registrant’s audit committee, thus far has revealed that the Asian subsidiaries' largest customer was secretly controlled by the Asian subsidiaries' management, including the deceased managing director. This customer, which represented approximately 25% of the Asian subsidiaries' reported net sales for 2006 of approximately $6.1 million and approximately 33% of their net accounts receivable of approximately $1.7 million as of December 31, 2006, purchased products from the Asian subsidiaries which it subsequently re-sold on a cash basis to businesses in mainland China, apparently allowing these businesses to avoid Chinese reporting and sales tax requirements.

Mark A. Emalfarb, the Registrant’s chief executive officer and chairman of its board of directors, remains on a leave of absence from all of his positions and offices with the Registrant pending completion of the independent investigation.

The Registrant expects to complete the independent investigation and finalize the accounting treatment for abandoning the operations of its Asian subsidiaries by September 1, 2007, although there can be no assurances in this regard. The Registrant intends to provide further updates as the investigation progresses.

As previously announced the Registrant's financial statements, including those contained in its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB, as previously filed with the SEC, should no longer be relied upon. The Registrant has suspended indefinitely the use of its previously filed registration statement on Form S-3 covering the resale of shares of its common stock by investors who participated in the Registrant's private placement completed on December 1, 2006. During this suspension period, the Registrant is obligated to pay liquidated damages of approximately $130,000 per month beginning on May 23, 2007, up to a maximum of $1.3 million.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated May 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: May 22, 2007     By:  /s/ Lisa De La Pointe
Name: Lisa De La Pointe
Title: Interim Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated May 21, 2007